                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002

                                                                     EXHIBIT 5.1

                                September 4, 2002


Technical Olympic USA, Inc.
4000 Hollywood Blvd., Suite 500N
Hollywood, Florida 33021

Ladies and Gentlemen:


     We have acted as counsel for Technical Olympic USA, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 4,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company issuable under the Annual and Long-Term Incentive Plan (the "Plan") and subject to adjustment as provided therein.

     In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, the Certificate of Amendment of the Certificate of Incorporation of the Company, the Bylaws of the Company, the Plan and the Registration Statement on Form S-8 to be filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable.

     The foregoing opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                 Very truly yours,



                                                 /s/ VINSON & ELKINS L.L.P.